Exhibit 3.17
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/10/1994
944149082 - 2425770
CERTIFICATE OF INCORPORATION
OF
FiberNet Telecom, Inc.
          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
          FIRST: The name of the corporation (hereinafter called the “corporation”) is FiberNet Telecom, Inc.
          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand. The par value of each of such shares is one cent. All such shares are of one class and are shares of Common Stock.
          FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Anna Shvab	15 Columbus Circle New York, N.Y. 10023-7773
          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.
     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
          TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.
Signed on August 9, 1994.

/s/ Illegible
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/24/1997 971401214 - 2425770
CERTIFICATE OF MERGER
OF
D.N.D. SUB, INC.
INTO
FIBERNET TELECOM, INC.
     THE UNDERSIGNED CORPORATION DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

D.N.D. Sub, Inc.	Delaware

FiberNet Telecom, Inc.	Delaware
     SECOND: That a plan and agreement of merger between the parties to the merger has been approved and adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: The name of the surviving corporation of the merger is FiberNet Telecom, Inc., a Delaware corporation.
     FOURTH: That the Certificate of Incorporation of FiberNet Telecom, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.
     FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 121 Erie Canal Drive, Rochester, New York 14626.
     SIXTH: That a copy of the executed plan and agreement of merger will be furnished on request and without cost to any stockholder of either of the constituent corporations.

Attest:		FIBERNET TELECOM, INC., a Delaware corporation

By:	/s/ Lawrence S. Polan	By:	/s/ Santo Petrocelli

	Secretary Lawrence S. Polan		President Santo Petrocelli, Sr.

CERTIFICATE OF CHANGE OF LOCATION
OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is FIBERNET TELECOM, INC.
     2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, Count of Kent.
     3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
     4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Dated: September 28th, 1999	FIBERNET TELECOM, INC.
	By:	/s/ Michael S. Liss
		Name:	Michael S. Liss
		Title:	President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/05/1999 991420994 — 2425770

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
OF
FIBERNET TELECOM, INC.
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is
FIBERNET TELECOM, INC.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on April 24, 2003.

/s/ Jon A. Deluca
Name:	Jon A. Deluca
Title:	Sr. Vice President & CFO

State of Delaware Secretary of State Division of Corporations Delivered 10:10 AM 05/16/2003 FILED 10:10 AM 05/16/2003 SRV 030318447 - 2425770 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:52 PM 09/28/2009 FILED 01:35 PM 09/28/2009 SRV 090889392 - 2425770 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of FiberNet Telecom, Inc., a Delaware Corporation, on this 23rd day of September, A.D. 2009, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 25th day of September, A.D., 2009.

By:	/s/ Christopher P. Yost
Authorized Officer
	Name:	Christopher P. Yost Print or Type
	Title:	Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:36 PM 03/01/2010 FILED 01:51 PM 03/01/2010 SRV 100228863 - 2425770 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is FiberNet Telecom, Inc. a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Availius, LLC a (list jurisdiction) New York limited liability company.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is FiberNet Telecom, Inc.
FOURTH: The merger is to become effective on upon filing.
FIFTH: The Agreement of Merger is on file at 901 Front Street, Suite 200, Louisville, Colorado, 80027, Attn: Legal Department, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or partner of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of February, A.D., 2010.

By:	/s/ SCOTT E BEER
Authorized Officer
	Name:	SCOTT E BEER Print or Type
	Title:	GC/VP/SECRETARY

State of Delaware Secretary of State Division of Corporations Delivered 02:36 PM 03/01/2010 FILED 02:36 PM 03/01/2010 SRV 100228937 - 2425770 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is FiberNet Telecom, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is FiberNet Equal Access, L.L.C. a (list jurisdiction) New York limited liability company.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is FiberNet Telecom, Inc.
FOURTH: The merger is to become effective on upon filing.
FIFTH: The Agreement of Merger is on file at 901 Front Street, Suite 200, Louisville, Colorado, 80027, Attn: Legal Department, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or partner of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of February, A.D., 2010.

By:	/s/ SCOTT E BEER
Authorized Officer
	Name:	SCOTT E BEER Print or Type
	Title:	GC/VP/SECRETARY